CERTIFICATE OF AMENDMENT

to

CERTIFICATE OF TRUST

of

ING GLOBAL ADVANTAGE PREMIUM OPPORTUNITY FUND

a Delaware Statutory Trust

This Certificate of Amendment to Certificate of Trust of ING Global Advantage Premium Opportunity Fund (the “Fund”) is being duly executed and filed in order to change the name of the Fund.

Name. The current name of the Fund is:

ING GLOBAL ADVANTAGE PREMIUM OPPORTUNITY FUND

Amendment. Effective as of the filing of this Certificate, the name of the Fund is changed to:

ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND

IN WITNESS WHEREOF, the undersigned do hereby make and enter into this Certificate of Amendment to Certificate of Trust as of this 28th day of September, 2005.

/S/ JOHN V. BOYER John V. Boyer, as Trustee	/S/ JOCK PATTON Jock Patton, as Trustee

/S/ J. MICHAEL EARLEY J. Michael Earley, as Trustee	/S/ DAVID PUTNAM David W.C. Putnam, as Trustee

/S/ R. BARBARA GITENSTEIN R. Barbara Gitenstein, as Trustee	/S/ JOHN G. TURNER John G. Turner, as Trustee

/S/ PATRICK KENNY Patrick Kenny, as Trustee	/S/ ROGER B. VINCENT Roger B. Vincent, as Trustee

/S/ WALTER H. MAY Walter H. May, as Trustee	/S/ RICHARD A. WEDEMEYER Richard A. Wedemeyer, as Trustee

/S/ THOMAS J. MCINERNEY Thomas J. McInerney, as Trustee